1 IREN Limited Restricted Stock Unit Award Agreement (Directors) This Director Restricted Stock Unit Award Agreement (“Agreement”) is entered into by and between IREN Limited (the “Company”) and the participant whose name appears below (the “Participant”) in order to set forth the terms and conditions of Director Restricted Stock Units (the “DRSUs”) hereby granted to the Participant under the IREN Limited 2025 Omnibus Incentive Plan (the “Plan”). This Agreement includes the terms and conditions of the DRSU grant attached hereto. Participant’s Name: “Date of Grant”: Award Type Number of DRSUs “Vesting Schedule” DRSUs Within ten days after the release of the Company’s annual financial results for the fiscal year ending 30 June 2027, and in any event no later than 31 December of that calendar year. Grant date valuation per DRSU is calculated as the 60-day average closing share price on the last trading day immediately prior to the grant date, being USD$XX.XX. Subject to this Agreement, the terms of the Plan and the terms and conditions of the addendum/addenda applicable to the Participant (the “Addendum”), which are incorporated herein by reference, the Company hereby grants to the Participant, on the Date of Grant, the number of DRSUs, with the Vesting Schedule as set forth above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan or Addendum, as applicable. To the extent of any inconsistency, the Addendum will prevail over any other provision of this Agreement. If the Participant works and/or resides in the United States or is a United States taxpayer (regardless of work location or residence), the terms of the Addendum for Participants in the United States shall control in the event of any inconsistency with the terms of any other Addendum applicable to the Participant. Exhibit 10.53

2 IN WITNESS WHEREOF, the Company has duly executed and delivered this Agreement as of the Date of Grant. IREN LIMITED By: Name: Will Roberts Title: Co-Founder & Co-CEO Date: By: Name: Daniel Roberts Title: Co-Founder & Co-CEO Date: PARTICIPANT By: Name: Date: PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO THE FOLLOWING ADDRESS BY [DATE]: ltip@iren.com Attn: Chief Legal Officer

3 IREN Limited Terms and Conditions of DRSU Grant Section 1. GRANT OF DRSUs. The DRSUs have been granted to the Participant as an incentive for the Participant to continue to provide services to the Group, and to align the Participant’s interests with those of the Company. Each DRSU corresponds to one Share and constitutes a contingent and unsecured promise by the Company to deliver one Share on the settlement date, as set forth in Section 3. Section 2. VESTING; TERMINATION OF SERVICE. (a) The DRSUs shall vest in accordance with the Vesting Schedule, subject to the Participant’s continuous service with the Group through each applicable vesting date. (b) Notwithstanding the foregoing, unless otherwise determined by the Board in its sole discretion: (i) if the Participant experiences a Termination of Service for Cause (as defined below) or without Cause or if the Participant tenders notice of their resignation (provided that resignation shall not include retirement) before the DRSUs vest, in each case other than with respect to the Specified Cessation Events (as defined below), a pro rata portion of the Participant’s unvested DRSUs (based on the time elapsed from the beginning of the vesting period through such Termination of Service) will continue to vest in accordance with the Vesting Schedule and all other unvested DRSUs will be forfeited; and (ii) if the Participant experiences a Termination of Service for any other reason (including due to retirement, death or total and permanent disability or termination by mutual agreement (the “Specified Cessation Events”)) before the Participant’s DRSUs vest, the Participant’s DRSUs will continue to vest in accordance with the Vesting Schedule (without proration) as though the Participant had remained in the service of the Group through the end of the vesting period. Section 3. SETTLEMENT. Except as otherwise set forth in the Plan (or, solely with respect to Participants whose DRSUs are exercisable, the applicable Addendum), vested DRSUs will be settled in Shares, and the Participant shall receive the number of Shares that corresponds to the number of DRSUs that have become vested as of the applicable vesting date (or, for Australian Participants (as defined below), exercise date), which Shares shall be delivered on or as soon as practicable following the applicable vesting or exercise date, as applicable, as determined in the Board’s sole discretion. The Company will not be obligated to deliver any Shares until (a) all Award conditions have been met or removed to the Board’s satisfaction; (b) as determined by the Board in its sole discretion, all other legal matters regarding the issuance and delivery of such Shares have been

4 satisfied, including any applicable securities laws, stock market or listing rules and regulations or accounting or tax rules and regulations; and (c) the Participant has executed and delivered to the Company such representations or agreements as the Board deems necessary or appropriate, in its sole discretion, to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Board determines, in its sole discretion, is necessary to the lawful issuance, offer or sale of any Shares, will relieve the Company of any liability for failing to issue such Shares as to which such requisite authority has not been obtained. Notwithstanding anything to the contrary in this Agreement, if the Board determines in its sole discretion that, for regulatory reasons, it is administratively impractical to settle the vested DRSUs in Shares, the vested DRSUs may instead be settled in cash. Section 4. CORPORATE TRANSACTIONS. Unless the Board determines otherwise in its sole discretion, in the event of a Change in Control, any unvested DRSUs as of the date of such Change in Control shall vest in full (and shall not be prorated). Section 5. DIVIDEND EQUIVALENT PAYMENTS. Upon settlement of vested DRSUs, the Participant is entitled to receive a dividend equivalent payment (“Dividend Equivalents”) in respect of any dividends paid by the Company since the Date of Grant and only in relation to the vested RSUs that are settled (and not for all granted DRSUs). For the avoidance of doubt, Dividend Equivalents are in all cases subject to the same vesting conditions as the Award. Any Dividend Equivalents paid to the Participant may be in cash or provided as additional fully paid Shares in the Company (in which case, the number of Shares will be determined by dividing the Dividend Equivalent value by the twenty (20)-day volume-weighted average trading price of a Share as of the date of settlement), as determined by the Board in its sole discretion. Section 6. TAXES. (a) Responsibility for Taxes. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or settlement of any DRSUs granted hereunder (the “Tax Obligations”). (b) Default Sell-to-Cover Method. The Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations. Subject to Section 6(c), Participant’s Tax Obligations will be satisfied with consideration received under a formal, broker-assisted cashless program adopted by the Company in connection with the Plan pursuant to this authorization (the “Sell-to-Cover Method”). In addition to Shares sold to satisfy the Tax Obligation, additional Shares will be sold to satisfy any associated broker or other fees. Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Obligation and any associated broker or other fees. Any proceeds from the sale of Shares in excess of the Tax Obligation and any associated broker or other fees generated through the Sell-to-Cover Method will be paid to the Participant in accordance

5 with procedures the Company may specify from time to time. By accepting this Award, the Participant expressly consents to the sale of Shares to cover the Tax Obligation (and any associated broker or other fees) through the Sell-to-Cover Method. (c) Board Discretion. Notwithstanding the foregoing Sections 6(a) and 6(b), if the Board determines, in its sole discretion, that it is in the best interests of the Company for the Participant to satisfy the Participant’s Tax Obligation by a method other than through the default Sell-to-Cover Method described in Section 6(b), it may permit or require the Participant to satisfy the Participant’s Tax Obligations, in whole or in part (without limitation), if permissible by applicable laws, with (i) cash, (ii) check or (iii) any other method approved in the sole discretion of the Board. Section 7. NO RIGHTS AS SHAREHOLDER. Unless otherwise determined by the Board in its sole discretion, the Participant will not have any rights as a shareholder in the Shares corresponding to the DRSUs (including voting or dividend rights) prior to settlement of the DRSUs. Section 8. COMPLIANCE WITH LAW. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Shares issued upon settlement of the vested DRSUs (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with the Company’s Insider Trading Compliance Policy and any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body. Section 9. CERTAIN DEFINITIONS. As used in this Agreement, the following term shall have the meaning set forth below: (a) “Cause” is as defined in the Addendum, or if not so defined, means the Participant’s (i) indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) wilful and continued failure to perform the Participant’s duties to the Group (for any reason other than illness or physical or mental incapacity), (iii) a material breach of a fiduciary duty owed to any member of the Group, (iv) theft, fraud, dishonesty, intentional misrepresentation or illegality with regard to any member of the Group or in connection with the Participant’s duties to the Group, and (v) act of gross negligence or wilful misconduct that relates to the affairs of the Group. Section 10. MISCELLANEOUS. (a) No Advice Regarding Grant of DRSUs. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or acquisition or sale of the underlying Shares issued pursuant to the Award. The Participant is hereby advised to consult with his or her

6 own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the DRSUs. (b) No Right to Continued Service. This Agreement shall not confer upon the Participant any right to continue in the service of any member of the Group or to be entitled to any remuneration or benefits not set forth in this Agreement, the Plan or the Addendum nor interfere with or limit the right of any member of the Group to modify the terms of or terminate the Participant’s service at any time.Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Board may adopt for the administration of the Plan; provided that, to the extent that this Agreement and the Addendum applicable to an individual Participant conflict, the Addendum shall prevail. (c) Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. (d) Entire Agreement. This Agreement, the Plan and the Addendum contain all of the understandings between the Company and the Participant concerning the DRSUs granted hereunder and supersede all prior agreements and understandings concerning the DRSUs granted hereunder. (e) Data Privacy. The acceptance of the DRSUs constitutes the Participant’s authorization of the release from time to time by the Group or third-party service providers such as brokers, registrars, administrators or trustees (together, the “Relevant Companies”) of any and all personal or professional data that is necessary or desirable for the administration of the DRSUs and/or the Plan (the “Relevant Information”). Without limiting the above, this authorization permits the Group to collect, process, register and transfer to the Relevant Companies all Relevant Information (including any professional and personal data that may be useful or necessary for the purposes of the administration of the DRSUs and/or the Plan and/or to implement or structure any further grants of equity awards (if any)). The acceptance of the DRSUs also constitutes the Participant’s authorization of the transfer of the Relevant Information to any jurisdiction which the Group or any Relevant Company considers appropriate. The Participant shall have access to, and the right to change, the Relevant Information, which will only be used in accordance with applicable law.

7 Addendum For Participants in The United States Capitalized terms used but not defined in this Addendum shall have the same meanings assigned to them in the Plan or Agreement, as applicable. (a) General This Addendum includes additional terms and conditions that govern the Plan and Awards if the Participant works and/or resides in the United States or is a United States taxpayer (regardless of work location or residence) (a “US Taxpayer”). Notwithstanding anything to the contrary in any other Addendum, to the extent the Participant is a US Taxpayer, the terms of this Addendum shall control in the event of any inconsistency with the terms of any other Addendum applicable to the Participant. The information contained herein is general in nature and may not apply to the US Taxpayer’s particular situation. As a result, the Group is not in a position to assure the US Taxpayer of an Award of any particular result. Accordingly, the US Taxpayer is strongly advised to seek appropriate professional advice as to how the relevant laws may apply to the US Taxpayer’s individual situation. (b) Settlement/Payment of Vested DRSUs Notwithstanding anything to the contrary in the Agreement, except in the case of a 409A Change in Control (as defined below), the US Taxpayer’s DRSUs, to the extent earned or vested, shall in all events settle on or within thirty (30) days following the original scheduled vesting dates as set forth in the Award Agreement, regardless of whether vesting of any of the US Taxpayer’s DRSUs may be accelerated for any reason. (c) Compliance with Section 409A of the Internal Revenue Code The DRSUs are intended to comply with the requirements of Section 409A of the Code (“Section 409A”) or Section 457A of the Code (“Section 457A”), as applicable, and the provisions of this Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A and Section 457A, as applicable. If any provision of this Agreement would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. If a DRSU includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a US Taxpayer’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a US Taxpayer’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award.

8 Notwithstanding the foregoing, the tax treatment of the benefits provided under this Agreement is not warranted or guaranteed, and in no event shall the Group be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a US Taxpayer on account of non-compliance with Section 409A or Section 457A, as applicable. (d) Change of Control The vesting of the US Taxpayer’s DRSUs will be treated in accordance with the Plan and the Award Agreement; however, the timing of the settlement/payment of the US Taxpayer’s DRSUs (to the extent that they vest) will be treated as follows: (i) To the extent that the Change in Control constitutes a “change in the ownership or effective control” of the Company, or a “change in the ownership of a substantial portion of the Company assets” (in each case, as defined in Section 409A) (any such Change in Control, a “409A Change in Control”), then the vested DRSUs will settle or be paid upon or within sixty (60) days after such 409A Change in Control. (ii) To the extent that the Change in Control does not constitute a 409A Change in Control, then the vested DRSUs will not settle or be paid upon the Change in Control, but rather will settle or be paid out on the originally scheduled vesting date.

9 Addendum For Participants in Australia Capitalized terms used but not defined in this Addendum shall have the same meanings assigned to them in the Plan or Agreement, as applicable. (a) General This Addendum includes additional terms and conditions that govern the DRSUs, the Agreement and the Plan if the Participant receives the offer in Australia, works and/or resides in Australia or is an Australian taxpayer (regardless of work location or residence) (“Australian Participants”). The terms and conditions set forth in this Addendum apply to such Australian Participants and, as indicated in this Addendum, certain terms and conditions of the Agreement, the terms and conditions outlined in the Agreement and the Plan will not apply to Australian Participants and this Addendum will apply instead. In the case of any conflict or inconsistency between the terms of the Agreement, the terms and conditions of the DRSUs, or the Plan and the terms of this Addendum with respect to Australian Participants, the terms of this Addendum will prevail. The information contained herein is general in nature and may not apply to the Australian Participant’s particular situation. As a result, the Group is not in a position to assure the Australian Participant of any particular result. Accordingly, the Australian Participant is strongly advised to seek appropriate professional advice as to how the relevant laws may apply to the Australian Participant’s individual situation. This Agreement, if received in Australia, is made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth) (“Corporations Act”). For Australian Participants, subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the DRSUs granted under the Plan, such that the DRUSs are intended to be subject to deferred taxation. The Agreement, if received in Australia, is only made to directors of the Company and its related bodies corporate (as that term is defined in the Corporations Act). References in the Agreement and the Plan to “Affiliates” of the Company should be read as references to related bodies corporate of the Company (as that term is defined in the Corporations Act). (b) Exercise and Vesting For a period of fifteen (15) years from the Date of Grant, the Australian Participant may elect to exercise their vested DRSUs at any time in accordance with the terms of the Plan (such date being the "Exercise Date") by giving the Company a notice in a form approved in writing by the Company from time to time. No exercise price is payable by the Australian Participant. The Board may direct that an Australian Participant exercise their

10 vested DRSUs at any time in the Board's sole discretion. The Australian Participant must comply with such a direction as soon as reasonably practicable and failure to comply by the Exercise Date specified by the Board will amount to a material breach of the Australian Participant's obligations for the purposes of Section 18 of the Plan (Cancellation or “Clawback” of Awards). Upon exercise of the vested DRSUs under the Plan, subject to the Australian Participant's satisfaction of any tax obligations associated with the vested DRSUs and any other conditions imposed by the Board in their sole discretion, the Company shall settle such vested DRSUs as soon as practicable and in any event no more than thirty (30) days after the Exercise Date. For each vested DRSU exercised by the Australian Participant, the Company shall issue one Share (or cash equivalent, in the Board's sole discretion). On the fifteen (15)-year anniversary of the Date of Grant of each DRSU, the DRSUs (whether vested or unvested) shall be automatically forfeited (or otherwise dealt with by the Board in its sole discretion) in accordance with the Plan. Except as otherwise approved by the Company in writing, notwithstanding anything to the contrary in the Agreement, following the termination of an Australian Participant’s continued employment for any reason, the Australian Participant will be deemed to have exercised, effective as of the: • date that is 30 days after the termination date; or, if that date is not a Nasdaq Trading Day, • next Nasdaq Trading Day thereafter, any RSUs which were vested and unexercised as of the termination date. “Nasdaq Trading Day” means any day on which the Nasdaq stock market is open for regular trading. (c) Australian DRSU Participants By accepting the issue of DRSUs under the Plan, each Australian Participant will be deemed to have acknowledged that: (i) They have read all of the documentation contained in the Plan and they agree to be bound by and comply with the terms of issue of the DRSUs and the Plan. (ii) All other terms and conditions of their appointment as a director remain those as stated in their letter of appointment, and the rights offered to them under the Plan are limited to those expressly set out in the Plan.

11 (iii) As a consequence of their participation in the Plan, the Group shall hold personal information about the Australian Participant and the Australian Participant consents to the Group collecting, using and disclosing this personal information for the purposes of administering the Plan. Some personal information is collected pursuant to applicable laws, including the Corporations Act, the Income Tax Assessment Act 1997 (Cth) and the Taxation Administration Act 1953 (Cth). Limited information about shareholders may be made available to members of the public on request. (iv) Where the Group is unable to collect the Australian Participant’s personal information, this may impact their ability to provide and administer the Plan for the Australian Participant. (v) The Group and the applicable registry, administrator and trustee may collect and use for the purposes of the Plan, the Australian Participant’s tax file number or relevant exemption from quoting a tax file number as provided by the Australian Participant previously for the purposes of their engagement as a director. Where a tax file number or exemption has not been provided, withholding tax may be deducted from payments to the Australian Participant at the highest marginal tax rate plus Medicare levy. (vi) Where any member of the Group discloses personal information to third parties (as described further in the Plan) which are located outside Australia (including in the US and Canada), the Group will not be accountable for the third parties under Australian privacy law, and the Australian Participant may not be able to seek redress under Australian privacy law. (vii) They have read the Plan and the Company’s privacy policy, which include further information about how the Group collects, uses, discloses and otherwise manages personal information. The Australian Participant’s acceptance of the DRSUs and participation in the Plan are voluntary and are not conditions of continued service. The Australian Participant has not been induced to participate in the Plan by expectation of service or continued service with the Company. The Australian Participant is under no obligation to participate in the Plan or to accept any DRSUs under the Plan. By accepting the DRSUs, the Australian Participant further waives any eligibility to receive damages or payment in lieu of any forfeited Award, Shares issued pursuant to the Award or any consideration in respect of the Award that would have vested, been exercised or accrued during any notice of termination period. There is no promise of a particular monetary value associated with the vesting of any DRSUs.

12 By accepting the DRSUs, the Australian Participant acknowledges having received and read the Plan and this Agreement and agrees to all of the terms and conditions set forth in these documents including, without limitation, those terms, conditions and definitions of the Plan related to Eligibility and Forfeiture. In the event that the Australian Participant does not return a signed copy of this Agreement to the Company by the date set forth in the Agreement, the Company may revoke this Agreement and the Award will be forfeited. The Australian Participant accepts the grant set out in this Agreement, together with all relevant terms and conditions, and acknowledges that they have received a copy of the Plan.

13 Addendum For Participants in Switzerland Capitalized terms used but not defined in this Addendum shall have the same meanings assigned to them in the Plan or Agreement, as applicable. (a) General This Addendum includes additional terms and conditions that govern the Plan and Awards if the Participant is a resident of Switzerland. The information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Group is not in a position to assure the Participant of an Award of any particular result. Accordingly, the Participant is strongly advised to seek appropriate professional advice as to how the relevant laws may apply to the Participant’s individual situation. (b) Securities Law In Switzerland, the grant of DRSUs is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FINSA”). This document does not constitute a prospectus pursuant to the FINSA and no such prospectus has been or will be prepared for or in connection with the DRSU grant pursuant to the Plan. This document is neither subject to any governmental approval nor must be filed with any Swiss authorities. (c) Taxes The Participant shall be solely responsible for any applicable taxes, social security contributions, and any interest that accrues thereon, that incur in connection with the receipt, vesting or settlement of any DRSU granted under the Plan. As provided for under the Plan, the Group will have the right to implement procedures to meet its tax withholding requirements in relation to any federal, state local or foreign tax obligations that may arise in connection with this Award.